UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2017

PixarBio Corporation
(Name of Small Business Issuer in its Charter)

Delaware	47-1945113
(State or Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Boston Avenue, Suite 1875

Medford, MA 02155

(Address of principal executive offices)

(617) 803-8838

(Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

PixarBio Corporation (the “Company”) has terminated, effective March 6, 2017, the consulting agreement of Dr. Robert S. Langer (“Dr. Langer”) dated January 18, 2015, as amended August 17, 2016.  The Company has also terminated, effective March 6, 2017,  Dr. Langer’s position as a member of the Company’s Scientific Advisory Board.  Dr. Langer was one of  four co-founders of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PixarBio Corporation (the Company)

Dated: March 10, 2017	By:	/s/ Francis M. Reynolds
	Name:	Francis M. Reynolds
	Title:	Chief Executive Officer

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